Exhibit 10.4

KATALYST SECURITIES LLC

1330 AVENUE OF THE AMERICAS, 14TH FLOOR

NEW YORK, NY 10019

TEL: 212-400-6993

Member: FINRA & SIPC

GP NUREMENKARI INC.

18 EAST 41ST STREET, SUITE 1902

NEW YORK, NY 10017

TEL: 212-447-5550

Member: FINRA & SIPC

PLACEMENT AGENCY AGREEMENT

October 13, 2016

Ms. Susanne Wilke, Ph.D

Chief Executive Officer

Neurotrope, Inc.

205 East 42nd St- 16th Fl.

New York NY 10017

Re:       Neurotrope, Inc.

Dear Ms. Wilke:

This Placement Agency Agreement (“Agreement”) sets forth the terms upon which Katalyst Securities LLC (“Katalyst”) and GP Nurmenkari Inc. (“GPN”), both registered broker-dealers and members of the Financial Industry Regulatory Authority (“FINRA”) (hereinafter referred to collectively as the “Placement Agents”), shall be engaged by Neurotrope Inc., a publicly traded Nevada corporation (hereinafter referred to as the “Company”), to act as co lead Placement Agents in connection with the private placement (the “Offering”) of the securities of the Company referred to below (the “Securities”). The First Closing (as defined below) of the Offering will be conditioned upon and acceptance of subscriptions for the Minimum Amount (as defined below) and the certain other conditions described herein. As a condition to the First Closing of the Offering, all of the outstanding shares of Series B Preferred Stock will be converted into shares of the Company’s common stock (“Common Stock”) pursuant to the terms of an amendment to the Company’s Certificate of Designations, Preferences and Rights of Series B Preferred Stock.

1.           Appointment of Placement Agents.

(a)          On the basis of the written and documented representations and warranties of the Company provided herein, and subject to the terms and conditions set forth herein, the Placement Agents are hereby appointed as co lead Placement Agents of the Company during the Offering Period (as defined in Section 3(b) below) to assist the Company in finding qualified subscribers for the Offering. Katalyst may offer the Securities through other broker-dealers who are FINRA members (collectively, the “Sub Agents”) and may reallow all or a portion of the Placement Agents’ Broker Compensation (as defined in Sections 3(a) and 3(b) below) it receives to such other Sub Agents or pay a finders or consultant fee as allowed by applicable law. On the basis of such representations and warranties and subject to such terms and conditions, the Placement Agents hereby accept such appointment and agree to perform the services hereunder diligently and in good faith and in a professional and businesslike manner and in compliance with applicable law and to use its reasonable best efforts to assist the Company in finding subscribers of the Securities who qualify as “accredited investors,” as such term is defined in Rule 501 of Regulation D. The Placement Agents have no obligation to purchase any of the Securities or sell any Securities. Unless sooner terminated in accordance with this Agreement, the engagement of the Placement Agents hereunder shall continue until the later of the Termination Date or the Final Closing (as defined below). The Offering is currently anticipated to be the private placement of Units (“Units”), with each Unit consisting of (i) one share of the Company’s Common Stock, par value $0.0001 (each, a “Share”) and (ii) one warrant exercisable for a period of five (5) years to purchase one share of Common Stock with an exercise price equal to $0.40 per share (each, a “Warrant” and collectively with the Shares, the “Securities”). The Offering is for a minimum of gross proceeds of Eight Million Dollars ($8,000,000) (the “Minimum Offering”) and a maximum of gross proceeds of Fifteen Million Dollars ($15,000,000 (the “Maximum Offering”) through the sale of the Units, with an over-subscription option up to an additional Ten Million Dollars ($10,000,000). The offering price will be $0.20 per Unit (the “Purchase Price”). The minimum subscription is Twenty Five Thousand Dollars ($25,000), provided, however, that subscriptions in lesser amounts may be accepted by the Company in its sole discretion.

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(b)          Placement of the Securities by the Placement Agents will be made on a reasonable best efforts basis. The Company agrees and acknowledges that the Placement Agents are not acting as underwriters with respect to the Offering and the Company shall determine the purchasers in the Offering in its sole discretion. The Securities will be offered by the Company to potential subscribers, which may include related parties of the Placement Agents or the Company through October 31, 2016 (the “Initial Offering Period”), which date may be extended by the Company and the Placement Agents for a period of up to 60 days from the date of the First Closing (as defined below) (this additional period and the Initial Offering Period shall be referred to as the “Offering Period”). The date on which the Offering is terminated shall be referred to as the “Termination Date”. The closing of the Offering may be held up to ten days after the Termination Date.

(c)          The Company shall only offer securities to and accept subscriptions from or sell Securities to, persons or entities that qualify as (or are reasonably believed to be) “accredited investors,” as such term is defined in Rule 501(a) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”).

(d)          The offering of Securities will be made by the Placement Agents on behalf of the Company solely pursuant to the Securities Purchase Agreement and the Exhibits to the Securities Purchase Agreement, including, but not limited to, and to the extent applicable, a Summary Term Sheet, Registration Rights Agreement, the Warrant and any documents, agreements, supplements and additions thereto (collectively, the “Subscription Documents”), which at all times will be in form and substance reasonably acceptable to the Company and the Placement Agents and their counsel and contain such legends and other information as the Company and the Placement Agents and their counsel, may, from time to time, deem necessary and desirable to be set forth therein.

(e)          With respect to the Offering, the Company shall provide the Placement Agents, on terms set forth herein, the right to offer all of the available Securities being offered during the Offering Period (subject to prior offer and sale of some of the Securities, if applicable). It is understood that no sale shall be regarded as effective unless and until accepted by the Company. The Company may, in its sole discretion, accept or reject, in whole or in part, any prospective investment in the Securities or allot to any prospective subscriber less than the number of Securities that such subscriber desires to purchase. Purchases of Securities may be made by the Placement Agents and any selected sub-dealers and their respective officers, directors, employees and affiliates and by the officers, directors, employees and affiliates of the Company (collectively, the “Affiliates”) for the Offering and such purchases will be made by the Affiliates based solely upon the same information that is provided to the investors in the Offering.

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2.           Representations, Warranties and Covenants.

A.           Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to the Placement Agents that, except as otherwise set forth in the Company’s SEC Filings (as defined in Section 2(A)(b) below) immediately prior to the closing of the transactions contemplated hereby, each of the representations and warranties contained in this Section 2 is true in all respects as of the date hereof and will be true in all respects as of the Closing Date and any subsequent Closing Dates, as defined under Section 4(e). In addition to the representations and warranties set forth herein, the Placement Agents and any Sub Agents shall be entitled to rely upon the representations and warranties made or given by the Company to any acquirer of Securities in the Offering in any agreement, certificate, legal opinion or otherwise in connection with an Offering. For purposes of this Section 2(A), the term Company includes all of the Company’s subsidiaries (if any).

(a)          The Subscription Documents have been and/or will be prepared by the Company, in conformity with all applicable laws, and in compliance with Regulation D and/or Section 4(a)(2) of the Act and the requirements of all other rules and regulations (the “Regulations”) of the SEC relating to offerings of the type contemplated by the Offering, and the applicable securities laws and the rules and regulations of those jurisdictions wherein the Placement Agents notify the Company that the Securities are to be offered and sold (including U.S. states). The Securities will be offered and sold pursuant to the registration exemption provided by Regulation D and/or Section 4(a)(2) of the Act as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder in those United States jurisdictions in which the Placement Agents notify the Company that the Securities are being offered for sale. None of the Company, its predecessors or its affiliates, or any person acting on its or their behalf (other than the Placement Agents, their affiliates or any person acting on its behalf, in respect of which no representation is made) has taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Rule 506(b) of Regulation D and/or Section 4(a)(2) of the Act and applicable state securities laws, or knows of any reason why any such exemption would be otherwise unavailable to it). Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the Act of the issuance of the Securities or the Brokers Warrants (as hereinafter defined). None of the Company, its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failing to comply with Section 503 of Regulation D or the equivalent state securities law requirements. The Company has not, for a period of six months prior to the commencement of the Offering sold, offered for sale or solicited any offer to buy any of its securities in a manner that would be integrated with the offer and sale of the Securities pursuant to this Agreement, would cause the exemption from registration set forth in Rule 506 of Regulation D and state securities laws to become unavailable with respect to the offer and sale of the Securities to this Agreement in the United States. The Shares, and the shares issued upon the exercise of the Warrants will be quoted on the OTCQB or the Nasdaq Stock Market (the “Principal Market”). The Company has taken no action designed to, or likely to have the effect of, terminating the quotation of the Common Stock on the Principal Market. The Company, on the Closing Date, will be in compliance with all of the then-applicable requirements for continued quotation of the Common Stock on the Principal Market.

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(b)          The Subscription Documents, as prepared and contemplated by the Company, will not and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of the Company, none of the statements, documents, certificates or other items made, prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. There is no fact which the Company has not disclosed in the Subscription Documents or which is not disclosed in the filings (the “SEC Filings”) that the Company makes with the SEC and of which the Company is aware that materially adversely affects or that could reasonably be expected to have a material adverse effect on the (i) assets, liabilities, results of operations, condition (financial or otherwise), business or business prospects of the Company or (ii) ability of the Company to perform its obligations under this Agreement and the other Subscription Documents (the “Company Material Adverse Effect”). Notwithstanding anything to the contrary herein, the Company makes no representation or warranty with respect to any estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and other forecasts and plans) that may have been delivered to the Placement Agents or their respective representatives, except that such estimates, projections and other forecasts and plans have been prepared in good faith on the basis of assumptions stated therein, which assumptions were believed to be reasonable at the time of such preparation. Other than the Company’s SEC Filings, the Company has not distributed and will not distribute prior to the Closing any offering material in connection with the offering and sale of the Securities, unless such offering materials are provided to the Placement Agents prior to or simultaneously with such delivery to the offerees of the Securities.

(c)          The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by the Company or the property owned or leased by the Company requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Company Material Adverse Effect. The Company has all requisite corporate power and authority to conduct its business as presently conducted and as proposed to be conducted (as described in the Subscription Documents and/or the SEC Filings), has all the necessary and requisite documents and approvals from all state authorities, has all requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Securities Purchase Agreement substantially in the form made part of the Subscription Documents (the “Securities Purchase Agreement”), the Registration Rights Agreement substantially in the form made part of the Subscription Documents (the “Registration Rights Agreement”), the form of Warrant substantially in the form made part of the Subscription Documents (the “Warrant”), and the other agreements, if any, contemplated by the Offering (this Agreement, Securities Purchase Agreement, the Registration Rights Agreement, the Warrant and the other agreements contemplated hereby that the Company is required to execute and deliver are collectively referred to herein as the “Company Transaction Documents”) and subject to necessary Board and stockholder approvals, to issue, sell and deliver the Shares and the shares of Common Stock issuable upon exercise of the Warrants and the Broker Warrants (as hereinafter defined) (the shares of Common Stock issuable upon exercise of the Warrants and the Broker Warrants are hereinafter referred to collectively as the “Warrant Shares”) and to make the representations in this Agreement accurate and not misleading. Prior to the First Closing, as defined under Section 4(e), each of the Company Transaction Documents and the Offering will have been duly authorized. This Agreement has been duly authorized, executed and delivered and constitutes, and each of the other Company Transaction Documents, upon due execution and delivery, will constitute, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect related to laws affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Company’s obligations to provide indemnification and contribution remedies under the securities laws and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

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(d)          None of the execution and delivery of or performance by the Company under this Agreement or any of the other Company Transaction Documents or the consummation of the transactions in this Agreement or in the Subscription Documents (including the issuance and sale of the Shares, the issuance of the Warrants or the issuance of the Warrants Shares conflicts with or violates, or causes a default under (with our without the passage of time or the giving of notice), or will result in the creation or imposition of, any lien, charge or other encumbrance upon any of the assets of the Company under any agreement, evidence of indebtedness, joint venture, commitment or other instrument to which the Company is a party or by which the Company or its assets may be bound, any statute, rule, law or governmental regulation applicable to the Company, or any term of the Article of Incorporation as in effect on the date hereof or any closing date for the Offering (the “Articles of Incorporation”) or By-Laws as in effect on the date hereof or any closing date for the Offering (the “By-Laws”) of the Company, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its assets, except in the case of a conflict, violation, lien, charge or other encumbrance (except with respect to the Company’s Articles of Incorporation or By-Laws) which would not, or could not reasonably be expected to, have a Company Material Adverse Effect. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of this Agreement by the Company and the valid issuance or sale of the Shares, the Warrants, the Broker Warrants and the Warrant Shares by the Company pursuant to this Agreement, other than such as have been made or obtained and that remain in full force and effect, and except for the filing of a Form D or any filings required to be made under state securities laws, which shall be timely filed by the Company.

(e)          The Company’s financial statements, together with the related notes, if any, included in the Subscription Documents or the Company’s SEC Filings, present fairly, in all material respects, the financial position of the Company as of the dates specified and the results of operations for the periods covered thereby. Such financial statements and related notes were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited financial statements omit full notes, and except for normal year end adjustments. If the financials for the Company are unaudited financial statements, it will state such clearly on the financials. During the period of engagement of the Company’s independent certified public accountants, there have been no disagreements between the accounting firm and the Company on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures. The Company has made and kept books and records and accounts which are in reasonable detail and which fairly and accurately reflect the activities of the Company in all material respects, subject only to year-end adjustments. Except as set forth in such financial statements or otherwise disclosed in the Subscription Documents, the Company’s senior management has no knowledge of any material liabilities of any kind, whether accrued, absolute or contingent, or otherwise, and subsequent to the date of the Subscription Documents and prior to the date of the First Closing, it shall not enter into any material transactions or commitments without promptly thereafter notifying the Placement Agents and the purchasers in the Offering in writing of any such material transaction or commitment. The other financial and statistical information with respect to the Company and any pro forma information and related notes included in the SEC Filings present fairly the information shown therein on a basis consistent with the financial statements of the Company included in the SEC Filings. Except as disclosed in the Subscription Documents, the Company does not know of any facts, circumstances or conditions which could materially adversely affect its operations, earnings or prospects that have not been fully disclosed in the financial statements appearing in the SEC Filings or other financial statements appearing in the SEC Filings or other documents or information provided by the Company.

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(f)          Immediately prior to the First Closing, the Shares, the Warrants, the shares underlying the Warrants (“Warrant Shares”), the Broker Warrants and the Shares underlying the Broker Warrants (“Broker Warrant Shares”) will have been duly authorized and, when issued and delivered against payment therefor as provided in the Company Transaction Documents, will be validly issued, fully paid and nonassessable. No holder of any of the Shares, Warrants Shares or Broker Warrant Shares will be subject to personal liability solely by reason of being such a holder, and except as described in the Subscription Documents, none of the Shares, Warrants, Warrant Shares, Broker Warrants or Broker Warrant Shares will be subject to preemptive or similar rights of any stockholder or security holder of the Company or an adjustment under the antidilution or exercise rights of any holders of any outstanding shares of capital stock, options, warrants or other rights to acquire any securities of the Company. Immediately prior to the Closing, a sufficient number of authorized but unissued shares of Common Stock will have been reserved for issuance upon the exercise of the Warrants and the Brokers Warrants.

(g)          Except as described in the Subscription Documents and/or the Company’s SEC Filings and for the Warrants, and as of the date of each Closing: (i) there will be no outstanding options, stock subscription agreements, warrants or other rights permitting or requiring the Company or others to purchase or acquire any shares of capital stock or other equity securities of the Company or to pay any dividend or make any other distribution in respect thereof; (ii) there will be no securities issued or outstanding which are convertible into or exchangeable for any of the foregoing and there are no contracts, commitments or understandings, whether or not in writing, to issue or grant any such option, warrant, right or convertible or exchangeable security; (iii) no Securities of the Company or other securities of the Company are reserved for issuance for any purpose; (iv) there will be no voting trusts or other contracts, commitments, understandings, arrangements or restrictions of any kind with respect to the ownership, voting or transfer of shares of stock or other securities of the Company, including, without limitation, any preemptive rights, rights of first refusal, proxies or similar rights, and (v) no person prior to the execution of this Agreement by the Company holds a right to require the Company to register any securities of the Company under the Act or to participate in any such registration. Immediately prior to the First Closing, the issued and outstanding shares of capital stock of the Company will conform in all material respects to all statements in relation thereto contained in the Company’s SEC Filings and the Company’s SEC Filings describe all material terms and conditions thereof. All issuances by the Company of its securities have been issued pursuant to either a current effective registration statement under the 1933 Act or an exemption from registration requirements under the Act, and were issued in accordance with any applicable Federal and state securities laws.

(h)          Except as described in the Subscription Documents and/or the Company’s SEC Filings, the Company has no subsidiaries and does not own any equity interest and has not made any loans or advances to or guarantees of indebtedness to any person, corporation, partnership or other entity and is not a party to any joint venture. The Company’s subsidiaries are duly incorporated or organized, validly existing and in good standing under the laws of their jurisdiction of incorporation or organization and have all requisite power and authority to carry on their business as now conducted. Such subsidiaries are duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on their respective business or properties. All of the outstanding capital stock or other voting securities of such subsidiaries are owned by the Company, directly or indirectly, free and clear of any liens, claims, or encumbrances. The conduct of business by the Company as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States, or any other jurisdiction wherein the Company conducts or proposes to conduct such business, except as described in the Subscription Documents and/or the Company’s SEC Filings and except as such regulation is applicable to US public companies and commercial enterprises generally. The Company has obtained all material licenses, permits and other governmental authorizations necessary to conduct its business as presently conducted. The Company has not received any notice of any violation of, or noncompliance with, any federal, state, local or foreign laws, ordinances, regulations and orders (including, without limitation, those relating to environmental protection, occupational safety and health, securities laws, equal employment opportunity, consumer protection, credit reporting, “truth-in-lending”, and warranties and trade practices) applicable to its business, the violation of, or noncompliance with, would have a Company Material Adverse Effect, and the Company knows of no facts or set of circumstances which could give rise to such a notice.

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(i)          Except as described in the Subscription Documents and/or the Company’s SEC Filings, no default by the Company or, to the knowledge of the Company, any other party, exists in the due performance under any material agreement to which the Company is a party or to which any of its assets is subject (collectively, the “Company Agreements”). The Company Agreements, if any, disclosed in the Subscription Documents and/or the Company’s SEC Filings are the only material agreements to which the Company is bound or by which its assets are subject, are accurately described in the Subscription Documents and/or the Company’s SEC Filings and are in full force and effect in accordance with their respective terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles and the availability of specific performance.

(j)          Subsequent to the respective dates as of which information is given in the Subscription Documents, the Company has operated its business in the ordinary course and, except as may otherwise be set forth in the Subscription Documents or the Company’s SEC Filings, there has been no: (i) Company Material Adverse Effect; (ii) material transaction otherwise than in the ordinary course of business consistent with past practice; (iii) issuance of any securities (debt or equity) or any rights to acquire any such securities other than pursuant to equity incentive plans approved by its Board of Directors; (iv) damage, loss or destruction, whether or not covered by insurance, with respect to any material asset or property of the Company; or (v) agreement to permit any of the foregoing.

(k)          Except as set forth in the Subscription Documents and/or the Company’s SEC Filings, there are no actions, suits, claims, hearings or proceedings pending before any court or governmental authority or, to the knowledge of the Company, threatened, against the Company, or involving its assets or any of its officers or directors (in their capacity as such) which, (i) if determined adversely to the Company or such officer or director, could reasonably be expected to have a Company Material Adverse Effect or adversely affect the transactions contemplated by this Agreement or the Company Transaction Documents (as defined in this Agreement) or the enforceability hereof or (ii) would be required to be disclosed in the Company’s Annual Report on Form 10-K under the requirements of Item 103 of Regulation S-K. The Company is not subject to any injunction, judgment, decree or order of any court, regulatory body, arbitral panel, administrative agency or other government body.

(l)          The Articles of Incorporation and By-laws of the Company are true, correct and complete copies of the certificate of incorporation and bylaws of the Company, as in effect on the date hereof. Any subsequent amendments to the certificate of incorporation or bylaws will be provided promptly to the Placement Agent and investors in the Offering. The Company is not: (i) in violation of its Articles of Incorporation or By-Laws; (ii) in default of any contract, indenture, mortgage, deed of trust, note, loan agreement, security agreement, lease, alliance agreement, joint venture agreement or other agreement, license, permit, consent, approval or instrument to which the Company is a party or by which it is or may be bound or to which any of its assets may be subject, the default of which could reasonably be expected to have a Company Material Adverse Effect; (iii) in violation of any statute, rule or regulation applicable to the Company, the violation of which would have a Company Material Adverse Effect; or (iv) in violation of any judgment, decree or order of any court or governmental body having jurisdiction over the Company and specifically naming the Company, which violation or violations individually, or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

(m)          Except as disclosed in the Subscription Documents and/or the Company’s SEC Filings, as of the date of this Agreement, no current or former stockholder, director, officer or employee of the Company, nor, to the knowledge of the Company, any affiliate of any such person is presently, directly or indirectly through his/her affiliation with any other person or entity, a party to any loan from the Company or any other transaction (other than as an employee) with the Company.

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(n)          The Company is not obligated to pay, and has not obligated the Placement Agents to pay, a finder’s or origination fee in connection with the Offering other than to the Placement Agents under this Agreement, and hereby agrees to indemnify the Placement Agents from any such claim made by any other person as more fully set forth in Section 8 hereof. Except as set forth in the Subscription Documents, no other person has any right to participate in any offer, sale or distribution of the Company’s securities to which the Placement Agents’ rights, described herein, shall apply.

(o)          Until the earlier of (i) the Termination Date or (ii) the Final Closing (as hereinafter defined), the Company will not issue any press release, grant any interview, or otherwise communicate with the media in any manner whatsoever with respect to the Offering without the Placement Agents’ prior written consent, which consent will not unreasonably be withheld or delayed, and subject to any applicable laws and regulations.

(p)          No representation or warranty contained in Section 2A of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading in the context of such representations and warranties. The Placement Agents shall be entitled to rely on such representations and warranties.

(q)          No consent, authorization or filing of or with any court or governmental authority is required in connection with the issuance or the consummation of the transactions contemplated herein or in the other Company Transaction Documents, except for required filings with the SEC and the applicable state securities commissions relating specifically to the Offering (all of which filings will be duly made by, or on behalf of, the Company), and those which are required to be made after the Closing (all of which will be duly made on a timely basis).

(r)          Neither the sale of the Securities by the Company nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, nor any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, the Company is not (a) a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) a person who engages in any dealings or transactions, or be otherwise associated, with any such person. The Company and its subsidiaries, if any, are in compliance, in all material respects, with the USA Patriot Act of 2001 (signed into law October 26, 2001). Each of the Company, its affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, its participation in the offering will not violate, and the Company has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other law, rule or regulation of similar purposes and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the United Nations Participation Act and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder. Neither the Company nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

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(s)          None of Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i)–(viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) or has been involved in any matter which would be a Disqualification Event except for the fact that it occurred before September 23, 2013. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Placement Agents a copy of any disclosures provided thereunder.

(t)          The Company is not aware of any person (other than any Issuer Covered Person or Placement Agent Covered Person (as defined below) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any the Securities. For purposes of this subsection Placement Agent Covered Persons shall mean Katalyst Securities LLC, GP Nurmenkari Inc., or any of their respective directors, executive officers, general partners, managing members or other officers participating in the Offering.

(u)          The Company will promptly notify the Placement Agents in writing of (A) any Disqualification Event relating to any Issuer Covered Person and (B) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person. The Company will notify the Placement Agents in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(v)         The authorized capital stock of the Company as of the Closing will be set forth in the Securities Purchase Agreement. As of the Closing, the Company’s issued and outstanding capital stock will be set forth in the Securities Purchase Agreement. All issued and outstanding shares of capital stock have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities, and, except as disclosed in the Company’s SEC Filings, have been issued and sold in compliance with the registration requirements of federal and state securities laws or the applicable statutes of limitation have expired. Except as set forth in the Securities Purchase Agreement and the Company’s SEC Filings, there are no (i) outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or its subsidiaries is a party and relating to the issuance or sale of any capital stock or convertible or exchangeable security of the Company; or (ii) obligations of the Company to purchase redeem or otherwise acquire any of its outstanding capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

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(w)          The Company has ownership or license or legal right to use all patents, copyrights, trade secrets, know-how, trademarks, trade names, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company or its subsidiaries (collectively “Intellectual Property”). All of such patents, registered trademarks and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such jurisdictions. The Company believes it has taken all reasonable steps required in accordance with sound business practice and business judgment to establish and preserve its and its subsidiaries’ ownership of all material Intellectual Property with respect to their products and technology. To the knowledge of the Company, there is no infringement of the Intellectual Property by any third party. To the knowledge of the Company, the present business, activities and products of the Company and its subsidiaries do not infringe any intellectual property of any other person. There is no proceeding charging the Company or its subsidiaries with infringement of any adversely held Intellectual Property has been filed and the Company is unaware of any facts which are reasonably likely to form a basis for any such proceeding. There are no proceedings have been instituted or pending or, to the knowledge of the Company, threatened, which challenge the rights of the Company or its subsidiaries to the use of the Intellectual Property. The Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part. There is no pending or, to the knowledge of the Company, threatened proceeding by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which are reasonably likely to form a basis for any such claim. Each of the Company and its subsidiaries has the right to use, free and clear of material claims or rights of other persons, all of its customer lists, designs, computer software, systems, data compilations, and other information that are required for its products or its business as presently conducted. Neither the Company nor its subsidiaries is making unauthorized use of any confidential information or trade secrets of any person. The activities of any of the employees on behalf of the Company or of its subsidiaries do not violate any agreements or arrangements between such employees and third parties are related to confidential information or trade secrets of third parties or that restrict any such employee’s engagement in business activity of any nature. Each former and current employee or consultant of the Company or its subsidiaries is a party to a written contract with the Company or its subsidiaries that assigns to the Company or its subsidiaries, or has received an employee handbook that requires an employee to assign, all rights to all inventions, improvements, discoveries and information relating to the Company or its subsidiaries, except for any failure to so do as would not reasonably be expected to result in a Material Adverse Effect. All licenses or other agreements under which (i) the Company or its subsidiaries employs rights in Intellectual Property, or (ii) the Company or its subsidiaries has granted rights to others in Intellectual Property owned or licensed by the Company or its subsidiaries are in full force and effect, and there is no default (and there exists no condition which, with the passage of time or otherwise, would constitute a default by the Company or such subsidiary) by the Company or its subsidiaries with respect thereto.

(x)          Friedman LLP, which expressed its opinion with respect to the consolidated financial statements contained in the Company SEC Documents, has advised the Company that it is or was, and to the knowledge of the Company it is or was, a registered independent public accounting firm as and when required by the Securities Act and the rules and regulations promulgated thereunder.

(y)          The Company has filed all necessary federal, state, local and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it by any taxing jurisdiction, other than any deficiency which the Company is contesting in good faith and with respect to which adequate reserves for payment have been established.

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(z)          The Company maintains and will continue to maintain insurance of the types and in the amounts that the Company reasonably believes are adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

(aa)         On each Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Securities and the Brokers Warrants will be, or will have been, fully paid or provided for by the Company and the Company will have complied with all laws imposing such taxes.

(bb)         The Company (including its subsidiaries) is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940 and will not be deemed an “investment company” as a result of the transactions contemplated by the Offering.

(cc)         The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the operations of, the Company.

(dd)         The Company’s report on its disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Securities Exchange Act of 1934 (the “Exchange Act”), is set forth in its SEC Filings, including its most recent Quarterly Report on Form 10-Q and its Annual Report on Form 10-K for the year ended December 31, 2015.

(ee)         Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Securities.

(ff)         The Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(gg)         The Company is not a party to any collective bargaining agreement or employs any member of a union. The Company believes that its relations with its employees are good. No executive officer of the Company (as defined in Rule 501(f) of Regulation D under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company and its subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(hh)         None of the Company, its subsidiaries or any executive officer of the Company (as defined in Rule 501(f) of Regulation D under the Securities Act) has taken and will not take any action designed to or that might reasonably be expected to cause or result in an unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or the Warrant Shares. The Company confirms that, to its knowledge, with the exception of the proposed sale of Securities and the use of proceeds therefrom, the terms and conditions of the Securities Purchase Agreement and the proposed warrant modification transaction described in Schedule 4(c) to the Securities Purchase Agreement, neither it nor any other person acting on its behalf has provided any of the potential investors or their agent or counsel with any information that constitutes or might constitute material, non-public information, except for certain potential investors that shall have entered into a confidential disclosure agreement with the Company that prohibits trading in the Company’s securities until the material, non-public information received is publicly announced. The Company understands and confirms that the potential investors shall be relying on the foregoing representations in effecting transactions in securities of the Company.

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(ii)         The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any potential investor as a result of the transactions contemplated by the Offering, including, without limitation, the Company’s issuance of the Securities and any potential investor’s ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of its capital stock or a change in control of the Company.

(jj)         The Company acknowledges that the Placement Agents, any sub agents, legal counsel to the Company and/or their respective affiliates, principals, representatives or employees may now or hereafter own shares of the Company.

B.           Representations, Warranties and Covenants of the Agents.

1.       Representations, Warranties and Covenants of Katalyst. Katalyst hereby represents and warrants to the Company that the following representations and warranties are true and correct as of the date of this Agreement:

(a)          Katalyst represents that neither it, nor to its knowledge any of its Sub-Agents or any of its or their respective directors, executive officers, general partners, managing members or other officers participating in the Offering (each, a “Katalyst Covered Person” and, together, “Katalyst Covered Persons”), is or will be subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”) or has or will have been involved in any matter which would be a Disqualification Event except for the fact that it occurred before September 23, 2013.

(b)          Katalyst will notify the Company promptly in writing of any Disqualification Event relating to any Katalyst Covered Person not previously disclosed to the Company in accordance with the prior section.

2. Representations, Warranties and Covenants of GPN. GPN hereby represents and warrants to the Company that the following representations and warranties are true and correct as of the date of this Agreement:

(a)          GPN represents that neither it, nor to its knowledge any of its respective directors, executive officers, general partners, managing members or other officers participating in the Offering (each, a “GPN Covered Person” and, together, “GPN Covered Persons”), is or will be subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”) or has or will have been involved in any matter which would be a Disqualification Event except for the fact that it occurred before September 23, 2013.

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(b)          GPN will notify the Company promptly in writing of any Disqualification Event relating to any GPN Covered Person not previously disclosed to the Company in accordance with the prior section.

3.           Placement Agents Compensation.

(a)          In connection with the Offering, the Company will pay a cash fee (the “Broker Cash Fee”) to the Placement Agents at each Closing equal to Ten Percent (10%) of each Closing’s gross proceeds from any sale of Securities in the Offering during the Term to investors first contacted by the respective Placement Agent in connection with the Offering. The Broker Cash Fee shall be paid to the Placement Agents in cash by wire transfer from the escrow account established for the Offering, and as a condition to closing, simultaneous with the distribution of funds to the Company.

(b)          Also, at each Closing, the Company will deliver to the respective Placement Agent (or its designees), warrants to purchase shares of the Company’s Common Stock, substantially in the form of Attachment I, equal, in the aggregate, to Ten Percent (10%) of the number of Shares sold in the Offering (which shall not include the Warrant Shares) on which the respective Placement Agent receives compensation pursuant to Section 3(a), with an initial exercise price equal to the Twenty Cents ($0.20) per share of the Common Stock (the “Broker Warrants”). The Broker Warrants shall expire five (5) years from the date of the grant, include a net exercise provision (in the event of the resale of the shares of common stock underlying the Broker Warrants are not then registered or in the event of a sale of the Company), and include the customary anti-dilution provisions covering stock splits, dividends, mergers and similar transactions. To the extent permitted by applicable laws, all warrants shall permit unencumbered transfer to the respective Placement Agent’s employees and affiliates and the warrants may be issued directly to the respective Placement Agent’s employees and affiliates at that Placement Agent’s request. The Company shall register the resale of the shares of common stock underlying the Broker Warrants pursuant to the terms and conditions of the Registration Rights Agreement. The Broker Cash Fee and the Broker Warrants are sometimes referred to collectively as the “Placement Agents’ Broker Compensation”.

(c)          To the extent there is more than one Closing, payment of the proportional amount of the Broker Cash Fee will be made out of the gross proceeds from any sale of Securities sold at each Closing and the Company will issue to the respective Placement Agent the corresponding number of Broker Warrants. All cash compensation and warrants under this Agreement shall be paid directly by the Company to and in the name provided to the Company by the respective Placement Agent.

(d)          Notwithstanding the foregoing, any payments made pursuant to the Fee Tail provisions contained in Section C.1.(d) of the letter agreement dated April 9, 2015, among the Company, Katalyst and Trout Capital LLC, shall be deducted from the Placement Agents’ Broker Compensation.

B.    Tail Compensation

Provided that an Offering is consummated during the Offering Period, the Placement Agents shall be entitled to the Broker Cash Fee and the Broker Warrants calculated in the manner provided in Sections 3(a) and 3(b) above with respect to any subsequent public or private offering or other financing or capital-raising transaction of any kind (“Subsequent Financing”) to the extent that such financing or capital is provided the Company, or to any Affiliate of the Company, by investors whom the respective Placement Agent had “introduced” (as defined below), directly or indirectly, to the Company during the Offering Period if such Subsequent Financing is consummated at any time within the twelve (12) month period following the earlier of expiration or termination of this Agreement or the closing of the Offering, if an Offering is consummated (the “Tail Period”). A party “introduced” by the respective Placement Agent shall mean an investor who either (i) participated in the Offering, (ii) met with the Company and/or had a conversation with the Company either in person or via telephone regarding the Offering or (iii) was provided by the respective Placement Agent with a copy of the Company’s offering memorandum (or other materials prepared and/or approved by the Company in connection with the Offering), in each case based upon such investor expressing an interest, directly or indirectly, to the respective Placement Agent in investing in the Offering. An “Affiliate” of an entity shall mean any individual or entity controlling, controlled by or under common control with such entity and any officer, director, employee, stockholder, partner, member or agent of such entity.

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C. Reduction in exercise price of previously issued Broker Warrants.

Upon the successful Closing of the Minimum Amount of the Offering, the Company agrees to reduce the exercise price of any and all unexercised Placement Agent Series B Warrants and/or Broker Warrants issued by the Company as placement agent compensation to Katalyst Securities LLC, their registered representatives and designees, assignees or successors in interest, in connection with the Company’s completed financing in November 2015 to $0.01 per share of Common Stock. Upon the successful Closing of Ten Million Dollars ($10,000,000) of the Offering, the Company agrees to reduce the exercise price of any and all unexercised Placement Agent Series A Warrants and/or Broker Warrants issued by the Company as placement agent compensation to EDI Financial, Inc., Katalyst Securities LLC, their registered representatives and designees, assignees or successors in interest, in connection with the Company’s completed financings in 2013 to $0.01 per share of Common Stock. The Company will take all actions necessary to reflect the new reduced exercise price for such Placement Agent Warrants and Broker Warrants.

4.          Subscription and Closing Procedures.

(a)          The Company shall cause to be delivered to the Placement Agents copies of the Subscription Documents and has consented, and hereby consents, to the use of such copies for the purposes permitted by the Act and applicable securities laws and in accordance with the terms and conditions of this Agreement, and hereby authorizes the Placement Agents and their agents and employees to use the Subscription Documents in connection with the sale of the Securities until the earlier of (i) the Termination Date or (ii) the Final Closing, and no person or entity is or will be authorized to give any information or make any representations other than those contained in the Subscription Documents or to use any offering materials other than those contained in the Subscription Documents in connection with the sale of the Securities, unless the Company first provides the Placement Agents with notification of such information, representations or offering materials.

(b)          The Company shall make available to the Placement Agents and their representatives such information, including, but not limited to, financial information, and other information regarding the Company (the “Information”), as may be reasonably requested in making a reasonable investigation of the Company and its affairs. The Company shall provide access to the officers, directors, employees, independent accountants, legal counsel and other advisors and consultants of the Company as shall be reasonably requested by the Placement Agents. The Company recognizes and agrees that the Placement Agents (i) will use and rely primarily on the Information and generally available information from recognized public sources in performing the services contemplated by this Agreement without independently verifying the Information or such other information, (ii) does not assume responsibility for the accuracy of the Information or such other information, and (iii) will not make an appraisal of any assets or liabilities owned or controlled by the Company or its market competitors.

(c)          Each prospective purchaser will be required to complete and execute the Subscription Documents, Anti-Money Laundering Form, Accredited Investor Certification and other documents which will be forwarded or delivered to the respective Placement Agent at that Placement Agent’s offices at the address set forth in Section 12 hereof or to an address identified in the Subscription Documents.

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(d)          Simultaneously with the delivery to the respective Placement Agent of the Subscription Documents, the subscriber’s check or other good funds will be forwarded directly by the subscriber to the escrow agent and deposited into a non interest bearing escrow account (the “Escrow Account”) established for such purpose (the “Escrow Agent”). All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of an escrow agreement among the Company, Katalyst, GPN and the Escrow Agent. The Company will pay all fees related to the establishment and maintenance of the Escrow Account. Subject to the receipt of subscriptions for the amount for Closing, the Company will either accept or reject, for any or no reason, the Subscription Documents in a timely fashion and at each Closing will countersign the Subscription Documents and provide duplicate copies of such documents to the Placement Agents for distribution to the subscribers. The Company will give notice to the respective Placement Agent of its acceptance of each subscription. The Company, or the respective Placement Agent on the Company’s behalf, will promptly return to subscribers incomplete, improperly completed, improperly executed and rejected subscriptions and give written notice thereof to the respective Placement Agent upon such return.

(e)          If subscriptions for at least the Minimum Offering Amount for Closing have been accepted prior to the Termination Date, the funds therefor have been collected by the Escrow Agent and all of the conditions set forth elsewhere in this Agreement are fulfilled, a closing shall be held promptly with respect to the Securities sold (the “First Closing”). Thereafter, the remaining Securities will continue to be offered and sold until the earlier of the Termination Date or the date that additional subscription amounts up to the Maximum Offering amount have been collected by the Escrow Agent. Additional Closings (each a “Closing”, collectively “Closings”) may from time to time be conducted at times mutually agreed to between the Company and the Placement Agents with respect to additional Securities sold, with the final closing (“Final Closing”) to occur within 10 days after the earlier of the Termination Date and the date on which the Maximum Amount has been subscribed for. Delivery of payment for the accepted subscriptions for the Securities from the funds held in the Escrow Account will be made at the Closing at the designated Placement Agent’s office against delivery of the Securities by the Company at the address set forth in Section 12 hereof (or at such other place as may be mutually agreed upon between the Company and the Placement Agents), net of amounts agreed upon by the parties herein, including, the Blue Sky counsel as of such Closing. Executed certificates for the Shares and the Warrants will be in such authorized denominations and registered in such names as the respective Placement Agent may request on or before the date of the Closing (“Closing Date”). The certificates will be forwarded to the subscriber directly by the stock transfer agent as within ten (10) business days following each Closing. At each Closing, the Company will (i) deliver irrevocable issuance instruction to its stock transfer agent for the issuance of certificates representing the Shares being sold, and (ii) issue and deliver the applicable Warrants.

(f)          If Subscription Documents for the Minimum Offering Amount for Closing have not been received and accepted by the Company on or before the Termination Date for any reason, the Offering will be terminated, no Securities will be sold, and the Escrow Agent will, at the request of the Placement Agents, cause all monies received from subscribers for the Securities to be promptly returned to such subscribers without interest, penalty, expense or deduction.

5.           Further Covenants. The Company hereby covenants and agrees that:

(a)          Except upon prior written notice to the Placement Agents, the Company shall not, at any time prior to the Final Closing, knowingly take any action which would cause any of the representations and warranties made by it in this Agreement not to be complete and correct in all material respects on and as of the date of each Closing with the same force and effect as if such representations and warranties had been made on and as of each such date (except to the extent any representation or warranty relates to an earlier date).

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(b)          If, at any time prior to the Final Closing, any event shall occur that causes a Company Material Adverse Effect which as a result it becomes necessary to amend or supplement the Subscription Documents so that the representations and warranties herein remain true and correct in all material respects, or in case it shall be necessary to amend or supplement the Subscription Documents to comply with Regulation D or any other applicable securities laws or regulations, the Company will promptly notify the Placement Agents and shall, at its sole cost, prepare and furnish to the Placement Agents copies of appropriate amendments and/or supplements in such quantities as the Placement Agents may reasonably request. The Company will not at any time before the Final Closing prepare or use any amendment or supplement to the Subscription Documents of which the Placement Agents will not previously have been advised and furnished with a copy, or which is not in compliance in all material respects with the Act and other applicable securities laws. As soon as the Company is advised thereof, the Company will advise the Placement Agents and their counsel, and confirm the advice in writing, of any order preventing or suspending the use of the Subscription Documents, or the suspension of any exemption for such qualification or registration thereof for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and the Company will use its best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as reasonably possible the lifting thereof.

(c)          The Company shall comply with the Act, the Exchange Act, the rules and regulations thereunder, all applicable state securities laws and the rules and regulations thereunder in the states in which the Company’s Blue Sky counsel has advised the Placement Agents and/or the Company that the Securities are exempt from qualification or registration, so as to permit the continuance of the sales of the Securities, and will file or cause to be filed with the SEC, and shall promptly thereafter forward or cause to be forwarded to the Placement Agents, any and all reports on Form D as are required. The Company will pay the attorney’s fee and out of pocket expenses related to the filings for exemption from such qualifications or registration with any state securities commissions and any other regulatory agencies. Such fees will be paid at the time of invoicing, or at the time of Closing, if known, and if not yet invoiced, funds will remain in escrow to cover the estimated invoice. The Company will pay the invoice or authorize release of the funds from escrow within five (5) days of receipt of invoice.

(d)          The Company shall place a legend on the certificates representing the shares of the Common Stock and the Warrants that the securities evidenced thereby have not been registered under the Act or applicable state securities laws, setting forth or referring to the applicable restrictions on transferability and sale of such securities under the Act and applicable state laws.

(e)          The Company shall apply the net proceeds from the sale of the Securities for the purposes set forth in the Subscription Documents. Except as set forth in the Subscription Documents, the Company shall not use any of the net proceeds of the Offering to repay indebtedness to officers (other than accrued salaries incurred in the ordinary course of business) or directors of the Company without the prior written consent of the Placement Agents.

(f)          During the Offering Period, the Company shall afford each prospective purchaser of Securities the opportunity to ask questions of and receive answers from an officer of the Company concerning the terms and conditions of the Offering and the opportunity to obtain such other additional information necessary to verify the accuracy of the Subscription Documents to the extent the Company possesses such information or can acquire it without unreasonable expense.

(g)          Except with the prior written consent of the Placement Agents, the Company shall not, at any time prior to the earlier of the Final Closing or the Termination Date, except as contemplated by the Subscription Documents (i) engage in or commit to engage in any transaction outside the ordinary course of business as described in the Subscription Documents, (ii) issue, agree to issue or set aside for issuance any securities (debt or equity) or any rights to acquire any such securities, (iii) incur, outside the ordinary course of business, any material indebtedness, (iv) dispose of any material assets, (v) make any material acquisition or (vi) change its business or operations in any material respect.

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(h)          Whether or not the transactions contemplated hereby are consummated, or this Agreement is terminated, the Company shall pay all reasonable expenses incurred in connection with the preparation and printing of all necessary offering documents and instruments related to the Offering and the issuance of the Securities and the Brokers Warrants and will also pay for the Company’s expenses for accounting fees, legal fees, printing costs, and other costs involved with the Offering. The Company will provide at its own expense such quantities of the Subscription Documents and other documents and instruments relating to the Offering as the Placement Agents may reasonably request. The Company will pay at its own expense in connection with the creation, authorization, issuance, transfer and delivery of the Securities, including, without limitation, fees and expenses of any transfer agent or registrar; the fees and expenses of the Escrow Agent; all fees and expenses of legal, accounting and other advisers to the Company; the Form D filings for offer and sale of the Securities under the federal securities and Blue Sky laws, payable within five (5) days of being invoiced. The Company will pay all such amounts, unless previously paid, at the Closing, or, if there is no Closing, within ten (10) days after written request therefor following the Termination Date. In addition to any fees payable to the Placement Agents hereunder and regardless of whether the Offering is consummated, the Company hereby agrees to promptly reimburse Katalyst’s legal counsel fees in the amount of Twenty-Five Thousand Dollars ($25,000) (the “Katalyst Legal Fee”), paid directly from the escrow account at the time of the First Closing from gross proceeds raised by the Placement Agents and if no Closing, then within five (5) days of written request to the Company by wire transfer. Katalyst will be entitled to reimbursement of its reasonable out of pocket expenses up to the amount of Ten Thousand Dollars ($10,000), and any expenses in the aggregate in excess of $10,000 will be approved in advance by the Company (the “Katalyst Expenses”). The Katalyst Legal Fee and Katalyst Expenses are separate and apart from the Placement Agents Broker Compensation and other expenses described herein. This reimbursement obligation is in addition to the reimbursement of fees and expenses relating to attendance by any respective Placement Agent at proceedings or to indemnification and contribution as contemplated elsewhere in this agreement. In the event any of the respective Placement Agent’s personnel must attend or participate in judicial or other proceedings to which we are not a party relating to the subject matter of this agreement, the Company shall pay the respective Placement Agent an additional per diem payment, per person, at its customary rates, together with reimbursement of all out-of-pocket expenses and disbursements, including reasonable attorneys’ fees and disbursements incurred by it in respect of its preparation for and participation in such proceedings. The Katalyst Legal Fee does not include the Registration Legal Fees and expenses for the Blue Sky and other regulatory filings to be made in connection with the Offering(s).

(i)          On each Closing Date, the Company permits the Placement Agents to rely on any representations and warranties made by the Company to the investors and will cause its counsel to permit the Placement Agents to rely upon any opinion furnished to the investors in the Private Placement.

(j)          The Company will comply with all of its obligations and covenants set forth in its agreements with the investors in the Offering. If not filed on EDGAR, the Company will promptly deliver to the Placement Agents and their counsel copies of any and all filings with the SEC and each amendment or supplement thereto, as well as all prospectuses and free writing prospectuses, prior to the closing of the Offering and six months thereafter. The Placement Agents are authorized on behalf of the Company to use and distribute copies of any Subscription Documents, including Company’s SEC Filings in connection with the sale of the Securities as, and to the extent, permitted by federal and applicable state securities laws. The Company acknowledges and agrees that the Placement Agents will be relying, without assuming responsibility for independent verification, on the accuracy and completeness of all financial and other information that is and will be furnished to them by the Company and the Company will be liable for any material misstatements or omissions contained therein.

6.          Conditions of Placement Agents’ Obligations. The obligations of the Placement Agents hereunder to affect a Closing are subject to the fulfillment, at or before each Closing, of the following additional conditions:

(a)          Each of the representations and warranties made by the Company shall be true and correct on each Closing Date.

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(b)          The Company shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed, and complied with by it at or before the Closing.

(c)          The Subscription Documents do not, and as of the date of any amendment or supplement thereto will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)           No order suspending the use of the Subscription Documents or enjoining the Offering or sale of the Securities shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated or pending, or, to the best of the Company’s knowledge, be contemplated or threatened.

(e)           No holder of any of the Securities from the Offering will be subject to personal liability solely by reason of being such a holder, and except as described in the Subscription Documents, none of the Shares and Warrant Shares will be subject to preemptive or similar rights of any stockholder or security holder of the Company, or an adjustment under the antidilution or exercise rights of any holders of any outstanding shares of capital stock, membership units, options, warrants or other rights to acquire any securities of the Company.

(f)          There shall have been no material adverse change nor development involving a prospective change in the financial condition, operations or projects of the Company, except where such change would not have a Company Material Adverse Effect on the business activities, financial or otherwise, results of operations or prospects of the Company, taken individually or in the aggregate.

(g)          The filing with the Secretary of State of the State of Nevada of an Amendment to Section 7(e) of the Certificate of Designations, Preferences and Rights of Series B Preferred Stock of the Company pursuant to which the Series B Preferred Stock shall automatically convert into shares of Common Stock upon the entry into a securities purchase agreement by and among the Company and investors in a private placement representing at least Eight Million Dollars ($8,000,000) of gross proceeds.

(h)          the elimination of the provisions in the Warrants issued to the purchasers of the Series B Preferred Stock that cause them to be accounted for as a derivative liability (which provisions shall cease to be effective upon the occurrence of a forced conversion of all of the Company’s Series B Preferred Stock pursuant to Section 7(e) of the Certificate of Designations, Preferences and Rights of Series B Preferred Stock of the Company).

(i)          The Placement Agents shall have received a certificate of the Chief Executive Officer of the Company, dated as of each Closing Date, certifying, as to the fulfillment of the conditions set forth in subparagraphs (a), (b), (c), (d), (e),(f), (g) and (h) above.

(j)          The Company shall have delivered to the Placement Agents: (i) a good standing certificate dated as of a date within 10 days prior to the date of the First Closing from the secretary of state of its jurisdiction of incorporation and (ii) resolutions of the Company’s Board of Directors approving this Agreement and the transactions and agreements contemplated by this Agreement, and the Subscription Documents, all as certified by the Chief Executive Officer of the Company.

(k)          At each Closing, the Company shall have (i) paid to the Placement Agents the respective Compensation as set forth in Section 3 above in respect of all Securities sold at such Closing, (ii) executed and delivered the Brokers Warrants in respect of all Securities sold at such Closing as per the instructions of the respective Placement Agent, and (iii) paid all fees, costs and expenses as set forth in Section 5 hereof.

Placement Agency Agreement (PIPE)	Page 18

(l)          There shall have been delivered to the Placement Agents a signed opinion of counsel to the Company dated as of each Closing Date, reasonably satisfactory to the Placements Agents and their counsel.

(m)         All proceedings taken at or prior to the Closing in connection with the authorization, issuance and sale of the Shares and the Warrants will be reasonably satisfactory in form and substance to the Placement Agents and their counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as it may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.

(n)          If in connection with the Offering, the Placement Agents determine that they or the Company would be required to make a filing with the FINRA to enable the Placement Agents to act as agent in the Offering, the Company will do the following: The Company will cooperate with the Placement Agents with respect to all FINRA filings that the Company or the Placement Agents may be required to make and provide all information and documentation necessary to make the filings in a timely manner. The Company will pay all expenses related to all FINRA filings that the Company or Placement Agents may be required to make, including, but not limited to, all printing costs related to all documents required or that the Placement Agents may reasonably deem necessary, to comply with FINRA rules; any FINRA filing fees; postage and express charges; and all other expenses incurred in making the FINRA filings.

The Company agrees and understands that this Agreement in no way constitutes a guarantee that the Offering will be successful. The Company acknowledges that the Company is ultimately responsible for the successful completion of a transaction.

7.          Conditions of the Company’s Obligations. The obligations of the Company hereunder are subject to the satisfaction of each of the following conditions:

(a)          The satisfaction or waiver of all conditions to Closing as set forth herein.

(b)          As of each Closing, each of the representations and warranties made by Placement Agents herein being true and correct as of the Closing Date for such Closing.

(c)          At each Closing, the Company shall have received the proceeds from the sale of the Securities that are part of such Closing less applicable Broker Fees and other deductions contemplated by this Agreement.

(d)          At each Closing, the Company shall have received a copy of Subscription Documents signed by investors delivered by the Placement Agents.

7A.         Mutual Condition. The obligations of the Placement Agents and the Company hereunder are subject to the execution by each investor of a Securities Purchase Agreement in form and substance acceptable to the Placement Agents and the Company and deposit by such investor with the escrow agent of all funds required to be so deposited by such investor.

8.          Indemnification.

(a)          The Company will: (i) indemnify and hold harmless the Placement Agents, jointly and severally, their agents and their respective officers, directors, employees, agents, selected dealers and each person, if any, who controls the respective Placement Agent within the meaning of the Act and such agents (each an “Indemnitee” or a “Placement Agent Party”) against, and pay or reimburse each Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof (collectively, “Proceedings”), joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals), to which any Indemnitee may become subject (a) under the Act or otherwise, in connection with the offer and sale of the Securities and (b) as a result of the breach of any representation, warranty or covenant made by the Company herein or the failure of the Company to perform its obligations under the Agreement, regardless of whether such losses, claims, damages, liabilities or expenses shall result from any claim by any Indemnitee or by any third party; and (ii) reimburse each Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, action, proceeding or investigation; provided, however, the Company will not be liable in any such case to the extent that any such claim, damage or liability of a Placement Agent resulted from that Placement Agent’s gross negligence or willful misconduct. In addition to the foregoing agreement to indemnify and reimburse, the Company will indemnify and hold harmless each Indemnitee against any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals) to which any Indemnitee may become subject insofar as such costs, expenses, losses, claims, damages or liabilities arise out of or are based upon the claim of any person or entity that he or it is entitled to broker’s or finder’s fees from any Indemnitee in connection with the Offering as a result of the Company obligating itself or any Indemnitee to pay such a fee, other than fees due to the Placement Agents, their dealers, sub-agents or finders. The foregoing indemnity agreements will be in addition to any liability the Company may otherwise have. The Indemnitees are intended third party beneficiaries of this provision.

Placement Agency Agreement (PIPE)	Page 19

(b)          Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, claim, proceeding or investigation (the “Action”), such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, will notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under this Section 8 unless the indemnifying party has been substantially prejudiced by such omission. The indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party. The indemnified party will have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the Action with counsel reasonably satisfactory to the indemnified party, provided, however, that if the indemnified party shall be requested by the indemnifying party to participate in the defense thereof or shall have concluded in good faith and specifically notified the indemnifying party either that there may be specific defenses available to it that are different from or additional to those available to the indemnifying party or that such Action involves or could have a material adverse effect upon it with respect to matters beyond the scope of the indemnity agreements contained in this Agreement, then the counsel representing it, to the extent made necessary by such defenses, shall have the right to direct such defenses of such Action on its behalf and in such case the reasonable fees and expenses of such counsel in connection with any such participation or defenses shall be paid by the indemnifying party. No settlement of any Action against an indemnified party will be made without the consent of the indemnifying party and the indemnified party, which consent shall not be unreasonably withheld or delayed in light of all factors of importance to such party, and no indemnifying party shall be liable to indemnify any person for any settlement of any such claim effected without such indemnifying party’s consent. Notwithstanding the immediately preceding sentence, if at any time an indemnified party requests the indemnifying party to reimburse the indemnified party for legal or other expenses in connection with investigating, responding to or defending any Proceedings as contemplated by this indemnity agreement, the indemnifying party will be liable for any settlement of any Proceedings effected without its written consent if (i) the proposed settlement is entered into more than 30 days after receipt by the indemnifying party of the request for reimbursement, (ii) the indemnifying party has not reimbursed the indemnified party within 30 days of such request for reimbursement, (iii) the indemnified party delivered written notice to the indemnifying party of its intention to settle and the failure to pay within such 30 day period, and (iv) the indemnifying party does not, within 15 days of receipt of the notice of the intention to settle and failure to pay, reimburse the indemnified party for such legal or other expenses and object to the indemnified party’s seeking to settle such Proceedings.

Placement Agency Agreement (PIPE)	Page 20

9.          Contribution. To provide for just and equitable contribution, if: (i) an indemnified party makes a claim for indemnification pursuant to Section 8 hereof and it is finally determined, by a judgment, order or decree not subject to further appeal that such claims for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the respective Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the respective Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total respective Placement Agent’s Compensation received by that Placement Agent. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission will be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Placement Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Placement Agents agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agents for contribution were determined by pro rata allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method or allocation that does not reflect the equitable considerations referred to in this Section 9. No person guilty of a fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls the respective Placement Agent within the meaning of the Act will have the same rights to contribution as the respective Placement Agent, and each person, if any, who controls the Company within the meaning of the Act will have the same rights to contribution as the Company, subject in each case to the provisions of this Section 9. Anything in this Section 9 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 9 is intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

10.         Termination.

(a)          The Offering may be terminated by the Placement Agents at any time prior to the expiration of the Offering Period in the event that: (i) any of the representations, warranties or covenants of the Company contained herein or in the Subscription Documents shall prove to have been false or misleading in any material respect when actually made; (ii) the Company shall have failed to perform any of its material obligations hereunder or under any other Company Transaction Document or any other transaction document; (iii) there shall occur any event, within the control of the Company that is reasonably likely to materially and adversely affect the transactions contemplated hereunder or the ability of the Company to perform hereunder; or (iv) the Placement Agents determine that it is reasonably likely that any of the conditions to Closing to be fulfilled by the Company set forth herein will not, or cannot, be satisfied.

(b)           This Offering may be terminated by the Company at any time prior to the Termination Date in the event that (i) the Placement Agents shall have failed to perform any of its material obligations hereunder or (ii) on account of the Placement Agents’ fraud, illegal or willful misconduct or gross negligence. In the event of any termination by the Company, the Placement Agents shall be entitled to receive, on the Termination Date, all unpaid respective compensation as set forth in Sections 3(a) and 3(b) herein earned or accrued through the Termination Date and reimbursement of all expenses as provided for in this Agreement, but shall be entitled to no other amounts whatsoever except as may be due under any indemnity or contribution obligation for provided herein, at law or otherwise. On such Termination Date, the Company shall pay Katalyst’s counsel fees in connection with the Offering, as provided for herein.

Placement Agency Agreement (PIPE)	Page 21

(c)          This Offering may be terminated upon mutual agreement of the Company and the Placement Agents at any time prior to the expiration of the Offering Period.

(d)          This Offering and this Agreement may be terminated by the Company at any time after December 23, 2016, in the event that the Company has not formally accepted subscriptions for at least the Minimum Amount by such date. In the event of any termination by the Company under this clause (d), Katalyst shall be entitled to receive, on the Termination Date, payment of the Katalyst Legal Fee and reimbursement of the Katalyst Expenses as provided for in paragraph 5(h) of this Agreement, but the Placement Agents shall be entitled to no other amounts whatsoever except as may be due under any indemnity or contribution obligation for provided herein, at law or otherwise.

(e)          Except as otherwise provided above, before any termination by the Placement Agents under Section 10(a) or by the Company under Section 10(b) shall become effective, the terminating party shall give ten (10) day prior written notice to the other party of its intention to terminate the Offering (the “Termination Notice”). The Termination Notice shall specify the grounds for the proposed termination. If the specified grounds for termination, or their resulting adverse effect on the transactions contemplated hereby, are curable, then the other party shall have five (5) days from the Termination Notice within which to remove such grounds or to eliminate all of their material adverse effects on the transactions contemplated hereby; otherwise, the Offering shall terminate.

(f)          Upon any termination pursuant to this Section 10, the Placement Agents and the Company will instruct the Escrow Agent to cause all monies received with respect to the subscriptions for Securities not accepted by the Company to be promptly returned to such subscribers without interest, penalty or deduction.

11.         Survival.

(a)          The obligations of the parties to pay any costs and expenses hereunder and to provide indemnification and contribution as provided herein shall survive any termination hereunder. In addition, the provisions of Sections 3, and 8 through 20 shall survive the sale of the Securities or any termination of the Offering hereunder.

(b)          The respective indemnities, covenants, representations, warranties and other statements of the Company and the Placement Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of, and regardless of any access to information by the Company or the Placement Agents, or any of their officers or directors or any controlling person thereof, and will survive the sale of the Securities or any termination of the Offering hereunder.

12.         Notices. All notice and other communications hereunder will be in writing and shall be deemed effectively given to a party by (a) personal delivery; (b) upon deposit with the United States Post Office, by certified mail, return receipt requested, first-class mail, postage prepaid; (c) delivered by hand or by messenger or overnight courier, addressee signature required, to the addresses below or at such other address and/or to such other persons as shall have been furnished by the parties:

If to the Company:	Neurotrope, Inc.
205 East 42nd St- 16th Fl.
New York NY 10017
Attn: Robert Weinstein
Chief Financial Officer

With a copy to:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
(which shall not	666 Third Avenue
constitute notice)	New York, NY 10017
Attention: Jeffrey Schultz, Esq.

Placement Agency Agreement (PIPE)	Page 22

If to Katalyst Securities LLC.	Katalyst Securities, LLC
1330 Avenue of the Americas, 14th Floor
New York, NY 10019
Attention: Michael Silverman
Managing Director
With a copy to:	Barbara J. Glenns, Esq.
(which shall not constitute notice)	Law Office of Barbara J. Glenns, Esq.
30 Waterside Plaza, Suite 25G
New York, NY 10010

If to GP Nurmenkari Inc.	GP Nurmenkari Inc.
18 East 41st Street, Suite 1902
New York, NY 10017
Attention: Jeffrey Berman
Director

13.         Governing Law, Jurisdiction. This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York without regard to principles of conflicts of law thereof.

THE PARTIES HERETO AGREE TO SUBMIT ALL CONTROVERSIES TO THE EXCLUSIVE JURISDICTION OF FINRA ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTAND THAT (A) ARBITRATION IS FINAL AND BINDING ON THE PARTIES, (B) THE PARTIES ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL, (C) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS, (D) THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULES BY ARBITRATORS IS STRICTLY LIMITED, (E) THE PANEL OF FINRA ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY, AND (F) ALL CONTROVERSIES WHICH MAY ARISE BETWEEN THE PARTIES CONCERNING THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION PURSUANT TO THE RULES THEN PERTAINING TO FINRA. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR IN ANY OTHER COURT HAVING JURISDICTION OVER THE PERSON OR PERSONS AGAINST WHOM SUCH AWARD IS RENDERED. THE PARTIES AGREE THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE BINDING AND CONCLUSIVE UPON THEM. THE PREVAILING PARTY, AS DETERMINED BY SUCH ARBITRATORS, IN A LEGAL PROCEEDING SHALL BE ENTITLED TO COLLECT ANY COSTS, DISBURSEMENTS AND REASONABLE ATTORNEY’S FEES FROM THE OTHER PARTY. PRIOR TO FILING AN ARBITRATION, THE PARTIES HEREBY AGREE THAT THEY WILL ATTEMPT TO RESOLVE THEIR DIFFERENCES FIRST BY SUBMITTING THE MATTER FOR RESOLUTION TO A MEDIATOR, ACCEPTABLE TO ALL PARTIES, AND WHOSE EXPENSES WILL BE BORNE EQUALLY BY ALL PARTIES. THE MEDIATION WILL BE HELD IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, ON AN EXPEDITED BASIS. IF THE PARTIES CANNOT SUCCESSFULLY RESOLVE THEIR DIFFERENCES THROUGH MEDIATION, THE MATTER WILL BE RESOLVED BY ARBITRATION. THE ARBITRATION SHALL TAKE PLACE IN THE COUNTY OF NEW YORK, THE STATE OF NEW YORK, ON AN EXPEDITED BASIS.

Placement Agency Agreement (PIPE)	Page 23

14.         Miscellaneous.

(a)          No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith. Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party’s obligations hereunder. Either party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement. Neither party may assign its rights or obligations under this Agreement to any other person or entity without the prior written consent of the other party.

(b)          Each party shall, without payment of any additional consideration by any other party, at any time on or after the date of any Closings, take such further action and execute such other and further documents and instruments as the other party may reasonably request in order to provide the other party with the benefits of this Agreement.

(c)          The Parties to this Agreement each hereby confirm that they will cooperate with each other to the extent that it may become necessary to enter into any revisions or amendments to this Agreement, in the future to conform to any federal or state regulations as long as such revisions or amendments do not materially alter the obligations or benefits of either party under this Agreement.

15.          Entire Agreement; Severability. This Agreement together with any other agreement referred to herein supersedes all prior understandings and written or oral agreements between the parties with respect to the Offering and the subject matter hereof. If any portion of this Agreement shall be held invalid or unenforceable, then so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and enforceable and (ii) effect shall be given to the intent manifested by the portion held invalid or unenforceable.

16.          Counterparts. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes.

17.          Announcement of Offering. The Placement Agents and their counsels and advisors may, subsequent to the closing of any Offering, make public their involvement with the Company, including use of the Company’s trademarks and logos. The Placement Agents’ counsels and advisors are intended third party beneficiaries of this Section.

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18.         Advice to the Board. The Company acknowledges that any advice given by the Placement Agents to the Company is solely for benefit and use of the Company’s board of directors and officers, who will make all decisions regarding whether and how to pursue any opportunity or transaction, including any potential Offering. The Company’s board of directors and management may consider such advice, but will also base their decisions on the advice of legal, tax and other business advisors and other factors which they consider appropriate. Accordingly, as an independent contractor, the Placement Agents will not assume the responsibilities of a fiduciary to the Company or its stockholders in connection with the performance of the services. Any advice provided may not be used, reproduced, disseminated, quoted or referred to without prior written consent of the providing party. The Placement Agents do not provide accounting, tax or legal advice. The Company is a sophisticated business enterprise that has retained the Placement Agents for the limited purposes set forth in this Agreement. The parties acknowledge and agree that their respective rights and obligations are contractual in nature. Each party disclaims an intention to impose fiduciary obligations on the other by virtue of the engagement contemplated by this Agreement.

19.         Other Investment Banking Services. The Company acknowledges that the Placement Agents and their affiliates, if applicable, are securities firms engaged in securities trading and brokerage activities and providing investment banking and financial advisory services. In the ordinary course of business, the Placement Agents and their affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in the Company’s debt or equity securities, its affiliates or other entities that may be involved in the transactions contemplated by this Agreement. In addition, the Placement Agents and their affiliates may from time to time perform various investment banking and financial advisory services for other clients and customers who may have conflicting interests with respect to the Company or the Offering. The Company also acknowledges that the Placement Agents and their affiliates have no obligation to use in connection with this engagement or to furnish the Company, confidential information obtained from other companies. Furthermore, the Company acknowledges the Placement Agents may have fiduciary or other relationships whereby it or its affiliates may exercise voting power over securities of various persons, which securities may from time to time include securities of the Company or others with interests in respect of any Offering. The Company acknowledges that the Placement Agents or such affiliates may exercise such powers and otherwise perform our functions in connection with such fiduciary or other relationships without regard to the Placement Agents’ relationship to the Company hereunder.

20.         Successors. This Agreement shall inure to the benefit of and be binding upon the successors of the respective Placement Agent and of the Company (including any party that acquires the Company or all or substantially all of its assets or merges with the Company). Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and parties expressly referred to herein, any legal or equitable right, remedy or claim under or in respect to this Agreement or any provision hereof. The term “successors” shall not include any purchaser of the Securities merely by reason of such purchase. No subrogee of a benefited party shall be entitled to any benefits hereunder. Each party hereto disclaims any an intention to impose any fiduciary obligation on any other party by virtue of the arrangements contemplated by this Agreement.

[Signatures on following page.]

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If the foregoing is in accordance with your understanding of the agreement among the Company and the Placement Agents, kindly sign and return this Agreement, whereupon it will become a binding agreement as provided herein, between the Company and the Placement Agents in accordance with its terms.

This Agreement contains a pre-dispute arbitration provision in paragraph 13.

NEUROTROPE, INC.

By:	/s/ Robert Weinstein
Robert Weinstein
Chief Financial Officer

KATALYST SECURITIES LLC

By:	/s/ Michael A. Silverman
Michael A. Silverman
Managing Director

GP NURMENKARI INC.

By:	/s/ Albert Pezone
Albert Pezone
Chief Executive Officer